Exhibit 99.1
PROXY CARD
A PARADISE ACQUISITION CORP.
The Sun’s Group Center 29th Floor,
200 Gloucester Road,
Wan Chai, Hong Kong
EXTRAORDINARY GENERAL MEETING OF A PARADISE SHAREHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
A PARADISE ACQUISITION CORP.
The undersigned hereby appoints Claudius Tsang as proxy (the “Proxy”), with full power to act, and the power to appoint a substitute, and hereby authorizes Claudius Tsang to represent and to vote, as designated on the reverse side, all ordinary shares of A Paradise Acquisition Corp. (“A Paradise”) held of record by the undersigned on [•], 2026, at the Extraordinary General Meeting of A Paradise shareholders (“Extraordinary General Meeting of A Paradise Shareholders”) to be held on [•], 2026, or any postponement or adjournment thereof. The Extraordinary General Meeting of A Paradise Shareholders will be held at the offices of Morrison & Foerster LLP, 250 West 55th Street, New York, NY 10019-9601 or virtually via live webcast at https://www.[               ] to facilitate shareholder attendance. To register and receive access to the virtual meeting, shareholders of record and beneficial owners (those holding shares through a bank, broker or other nominee) will need to follow the instructions applicable to them provided in the proxy statement/prospectus. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxy’s discretion on such other matters as may properly come before the Extraordinary General Meeting of A Paradise Shareholders, or any postponement or adjournment thereof.
The undersigned acknowledges receipt of the accompanying proxy statement/prospectus and revokes all prior proxies for the Extraordinary General Meeting of A Paradise Shareholders.
THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS PRESENTED TO THE SHAREHOLDERS. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.
PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.
THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.
(Continued and to be marked, dated and signed on reverse side)

PROXY
THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 THROUGH 9 BELOW. THE A PARADISE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH PROPOSAL.

(1)
Proposal No. 1 — The BCA Proposal —to consider and vote upon a proposal to adopt the Business Combination Agreement. The Business Combination Agreement provides for, among other things, the mergers of (x) Merger Sub with and into Enhanced, with Enhanced surviving the merger as a wholly owned subsidiary of A Paradise, and (y) Enhanced with and into A Paradise, with A Paradise surviving the merger, in each case, in accordance with the terms and subject to the conditions of the Business Combination Agreement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(2)
Proposal No. 2 — The Domestication Proposal — for holders of A Paradise Class B ordinary shares, to consider and vote upon a proposal to approve the change of A Paradise’s jurisdiction of incorporation by discontinuing as a business company in the British Virgin Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Texas.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(3)
Proposal No. 3 — The Organizational Documents Proposals —to consider and vote upon the following four separate proposals to approve A Paradise’s Amended and Restated Memorandum and Articles of Association being amended and restated by the deletion in their entirety and the substitution in their place of the Proposed Certificate of Formation and Proposed Bylaws, upon the effective time of the Domestication, together with the material differences described herein between the APAD BVI Charter and the Proposed Certificate of Formation and the Proposed Bylaws, and the filing with and acceptance by the Secretary of State of Texas of the Proposed Certificate of Conversion in accordance with § 10.155 of the TBOC, attached as Annex C to the proxy statement/prospectus:

Organizational Documents Proposal A — to authorize the change in the authorized share capital of A Paradise from 500,000,000 A Paradise Class A ordinary shares, 50,000,000 A Paradise Class B ordinary shares, and 1,000,000 A Paradise preferred shares, to 310,000,000 shares of Enhanced Group Class A common stock, 330,000,000 shares of Enhanced Group Class B common stock, and 100,000,000 shares of Enhanced Group preferred stock and the conversion of each A Paradise Class A ordinary share issued and outstanding immediately before the effective time of the Domestication into a share of Enhanced Group Class A common stock on a one-for-one basis.

☐ FOR	☐ AGAINST	☐ ABSTAIN
Organizational Documents Proposal B —to authorize the Enhanced Group Board to issue any or all shares of Enhanced Group preferred stock in one or more classes or series, with such terms and conditions as may be expressly determined by the Enhanced Group Board and as may be permitted by the TBOC.

☐ FOR	☐ AGAINST	☐ ABSTAIN
Organizational Documents Proposal C — to provide that (i) holders of shares of Enhanced Group Class A common stock will be entitled to cast one vote per share of Enhanced Group Class A common stock and (ii) holders of shares of Enhanced Group Class B common stock will be entitled to cast ten votes per share of Enhanced Group Class B common stock, on each matter properly submitted to Enhanced Group shareholders entitled to vote.

☐ FOR	☐ AGAINST	☐ ABSTAIN
Organizational Documents Proposal D — to authorize all other changes in connection with the replacement of the APAD BVI Charter with the Proposed Certificate of Formation and the Proposed Bylaws in connection with the consummation of the Business Combination (copies of which are attached to this proxy statement/prospectus as Annex B and Annex D, respectively), including (1) changing the corporate name from “A Paradise Acquisition Corp.” to “Enhanced Group Inc.” in connection with the Business Combination, (2) making Enhanced Group’s corporate existence perpetual, (3) adopting the State of Texas as the exclusive forum for certain stockholder litigation, (4) opting out of the provisions of Section 21.606 of the TBOC and (5) removing certain provisions related to A Paradise’s status as a blank check company that will no longer be applicable upon consummation of the Business Combination.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(4)
Proposal No. 4 —Director Election Proposal —for holders of A Paradise Class B ordinary shares, to consider and vote upon a proposal to elect [          ] directors who, upon consummation of the Business Combination, will be the directors of Enhanced Group.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(5)
Proposal No. 5 — The Stock Issuance Proposal — to consider and vote upon a proposal to approve the issuance of shares of Enhanced Group Class A common stock and/or Enhanced Group Class B common stock, as applicable, pursuant to the Business Combination Agreement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(6)	Proposal No. 6 — The Founder Plan Proposal — to consider and vote upon a proposal to approve the Enhanced Group Founder Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(7)	Proposal No. 7 —The Omnibus Incentive Plan Proposal — to consider and vote upon a proposal to approve the Enhanced Group Omnibus Incentive Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(8)	Proposal No. 8 —The ESPP Proposal — to consider and vote upon a proposal to approve the Enhanced Group Employee Share Purchase Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(9)
Proposal No. 9 — The Adjournment Proposal — to consider and vote upon a proposal to approve the adjournment of the Extraordinary General Meeting of A Paradise Shareholders to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the Extraordinary General Meeting of A Paradise’s Shareholders.

☐ FOR	☐ AGAINST	☐ ABSTAIN
IN HIS DISCRETION THE PROXY IS AUTHORIZED AND EMPOWERED TO VOTE UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OF SHAREHOLDERS AND ALL CONTINUATIONS, ADJOURNMENTS OR POSTPONEMENTS THEREOF.

To change the address on your account, please check the box and indicate your new address in the address space provided below ☐
SHAREHOLDER’S SIGNATURE

Signature of Shareholder	Date

Address

Signature of Shareholder	Date

Address

Note: Please sign exactly as your name or names appear on this proxy. When ordinary share is held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.
IMPORTANT: PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY.